Exhibit 10.5

Restricted Stock Agreement

THIS AGREEMENT is entered into, effective as of this      day of                     , 200   (the “Grant Date”), between American Superconductor Corporation, a Delaware corporation (the “Company”), and                      (the “Employee”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Issuance of Shares.

Effective as of the Grant Date, the Company shall issue to the Employee, subject to the terms and conditions set forth in this Agreement and in the Company’s 2007 Stock Incentive Plan (the “Plan”),              shares (the “Shares”) of common stock, $.01 par value, of the Company (“Common Stock”). The Shares shall be issued to the Employee in consideration of employment services rendered by the Employee to the Company. As promptly as practicable following the Grant Date, the Company shall issue one or more certificates in the name of the Employee for the Shares. The Employee agrees that the Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Vesting.

The Shares shall vest in accordance with the following vesting schedule [insert vesting schedule or date]. Notwithstanding such vesting schedule, the Shares shall vest in full upon [the earlier of (i) [insert financial targets, if applicable] or (ii)] a Change in Control of the Company (as defined below).

3. Forfeiture of Unvested Shares Upon Employment Termination.

In the event that the Employee ceases to be employed by the Company for any reason or no reason, with or without cause, all of the Shares that are unvested as of the time of such employment termination shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Employee, effective as of such termination of employment. The Employee shall have no further rights with respect to any Shares that are so forfeited. For purposes of the Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

4. Restrictions on Transfer.

The Employee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any unvested Shares, or any interest therein, except that the Employee may transfer unvested Shares (i) to or for the benefit of any spouse, child or grandchild of the Employee, or to a trust for their benefit, provided that such Shares shall remain subject to this Agreement (including without limitation the forfeiture provisions set forth in Section 3 and the restrictions on transfer set forth in this Section 4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as a part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with Section 9 of the Plan, the securities or other property received by the Employee in connection with such transaction upon conversion of or in exchange for Shares that are not then vested shall remain subject to this Agreement.

5. Escrow.

The Employee shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Chief Financial Officer of the Company, as escrow agent thereunder. The Employee shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Employee, the certificates(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

6. Restrictive Legends.

All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities law:

“The shares of stock represented by this certificate are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

7. Withholding Taxes; Section 83(b) Election.

(a) Within one business day of the date of issuance of the Shares or within three business days of the date of vesting of the Shares, as applicable, the Employee shall pay to the Company in cash the amount of any federal, state or local taxes of any kind required by law to be withheld by the Company in connection with the issuance or vesting of the Shares. The Employee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Employee the amount of any such taxes.

(b) The Employee has had an opportunity to obtain the advice of the Employee’s own tax advisors prior to executing this Agreement and fully understands and agrees to the provisions hereof. The Employee acknowledges that he has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the issuance of the Shares to the Employee; and that the Employee is solely responsible for evaluating the tax implications to the Employee or his or her acquisition of the Shares under this Agreement and for making such election if he or she so chooses.

8. Miscellaneous.

(a) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Employee any right to be retained, in any position, as an employee of the Company. The Employee further acknowledges and agrees that the transactions contemplated hereunder and the vesting provisions set forth herein do not constitute an express or implied process of continued engagement as an employee until the Shares vest, for any period of time, or at all.

(b) Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which has been furnished to the Employee.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

(f) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(f).

(g) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, vice versa.

(h) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

(i) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

(j) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

AMERICAN SUPERCONDUCTOR CORPORATION

By:
Name:
Title:
Address:	Two Technology Drive
Westborough, MA 01581

[Name of Employee]

Address:

Exhibit A

AMERICAN SUPERCONDUCTOR CORPORATION

Joint Escrow Instructions

                    , 200

[Name]

[Title]

American Superconductor Corporation

Two Technology Drive

Westborough, MA 01581

Dear Sir:

As Escrow Agent for the American Superconductor Corporation, a Delaware corporation (the “Company”), and the undersigned person (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (the “Agreement”) of even date herewith, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

1. Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, “Shares” shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

2. Forfeiture of Shares. Upon any forfeiture of the Shares to the Company pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the number of Shares forfeited. Upon receipt of such notice, you are directed (i) to date the stock assignment form or forms necessary for the transfer of the forfeited Shares to the Company, (ii) to fill in on such form or forms the number of Shares being forfeited, and (iii) to deliver the same, together with the certificate or certificates evidencing the forfeited Shares, to the Company.

3. Withdrawal. The Holder shall have the right to withdraw from this escrow any Shares which have vested in accordance with the Agreement, provided any required tax withholding payments have been made.

4. Duties of Escrow Agent.

(a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

(b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may relay and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

(c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

(e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

(f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Chief Financial Officer of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Chief Financial Officer shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

(g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(h) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

(i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

(j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorney’s fees and disbursements, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

5. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	American Superconductor Corporation Two Technology Drive Westborough, MA 01581

HOLDER:	Notices to Holder shall be sent to the address set forth below Holder’s signature below.

ESCROW AGENT:	American Superconductor Corporation Two Technology Drive Westborough, MA 01581 Attn: Chief Financial Officer

6. Miscellaneous.

(a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

(b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Very truly yours,

AMERICAN SUPERCONDUCTOR CORPORATION

By:
Name:
Title:

HOLDER:

(Signature)

Print Name

Address:

ESCROW AGENT:

Exhibit B

Stock Assignment

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto              (            ) shares of Common Stock, $0.01 par value per share, of                      (the “Corporation”) standing in my name on the books of the Corporation represented by Certificate(s) Number              herewith, and do hereby irrevocably constitute and appoint                      attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

IN PRESENCE OF

NOTICE: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, enlargement, or any change whatever and must be guaranteed by a commercial bank, trust company or member firm of the Boston, New York or Midwest Stock Exchange.